Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS SECOND QUARTER RESULTS

•          Revenue of $664 million at the high end of guidance

•          Non-GAAP operating margin increased 40 basis points quarter-over-quarter

•          Strong operating cash flow of $52 million

•          Returned $19 million to shareholders through share repurchases

ANGLETON, TX, July 23, 2015 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the quarter ended June 30, 2015.

	Three Months Ended
	Jun 30,	Mar 31,	Jun 30,
	2015	2015	2014
Net sales (in millions)	$664	$621	$717
Net income (in millions)	$21	$14	$22
Net income – non-GAAP (in millions)	$22	$18	$23
Diluted EPS	$0.40	$0.27	$0.41
Diluted EPS – non-GAAP	$0.42	$0.34	$0.43
Operating margin (%)	3.9%	3.0%	3.8%
Operating margin – non-GAAP (%)	4.2%	3.8%	4.1%

“Benchmark performed well, as evidenced by our 4.2% non-GAAP operating margin and revenue at the high end of our previously announced guidance range,” said Gayla Delly, Benchmark’s President and CEO. “Despite broad variability in end-market demand, consistent execution resulted in year-over-year revenue increases in the medical and test & instrumentation sectors where we have had strong new program bookings in the last 12 months. We also experienced higher demand during the quarter from computing and telecom customers.”

“Second quarter new program bookings should result in annualized revenue of $110-130 million when fully launched within the next 12-18 months. Bookings again aligned well with our focus on early engineering engagement and long-term manufacturing solutions for customers in both higher growth and traditional markets.”

“Benchmark returned $19 million to shareholders through share repurchases during the second quarter, and a total of $66 million over the last 12 months. We continue to have a strong balance sheet and the financial flexibility to simultaneously repurchase shares, reinvest in the business, and support strategic growth initiatives.”

Delly concluded, “We remain focused on our key strategic priorities that drive value for our customers and shareholders, including diversification of our portfolio towards higher margin programs, strong execution linked to lean and operational initiatives, and working capital management. Our results this quarter show continued progress in each of these long-term objectives.”

Second Quarter 2015 Financial Highlights

•         Cash flows from operating activities were $52 million

•         Cash and cash equivalents were $409 million at June 30, 2015

•         Accounts receivable were $501 million at June 30, 2015; calculated days sales outstanding were 68 days compared to 71 days at March 31, 2015

•         Inventories were $445 million at June 30, 2015; inventory turns were 5.5 times compared to 5.3 at March 31, 2015

•         Restructuring charges and integration costs totaled $2 million

The cash conversion cycle improved by eight days from the previous quarter driven by improvements in receivables, payables and inventory. Benchmark expects further improvements throughout the year.

Second Quarter 2015 Industry Sector Update

The following table sets forth revenue by industry sector for the referenced quarters.

	Jun 30,	Mar 31,	Jun 30,
	2015	2015	2014
Industrial Controls	30%	32%	29%
Telecommunications	27	27	29
Computing	20	19	21
Medical	14	13	11
Test & Instrumentation	9	9	10
	100%	100%	100%

Revenues across all sectors improved quarter-over-quarter. Revenues from Industrial Controls benefitted from the positive impact of new program introductions, offsetting weaker demand for programs related to energy markets. Telecommunications and Computing customer revenues improved with strong sales in the final month of the quarter. Medical and Test &  Instrumentation grew at a healthy pace with the successful qualification of new products.

Second Quarter 2015 Bookings Update

•         New program bookings were $110-130 million

•         13 engineering awards supporting early engagement opportunities

•         29 manufacturing wins across all market sectors

Margin Improvement Initiatives

Benchmark continues to diversify its portfolio into higher margin business sectors and pursue lean and operational excellence initiatives. Improved operating margins reflect the benefits of these programs and the Company expects further benefits to accrue over time. Benchmark remains committed to achieving its long-term goal of a 4.5% operating margin.

Capital Allocation

•         Second quarter 2015 common share repurchases totaled $19 million or 0.8 million shares

•         Amount remaining on current share repurchase program is $69 million

•         Over the past three years, more than 50% of free cash flows returned to shareholders through buybacks

In addition to ongoing share repurchases, Benchmark has spent $8 million in the second quarter and $25 million year-to-date on capital expenditures related to improving operations and expanding capabilities for customers. For the full year, capital expenditures are expected to range from $40-50 million.

Third Quarter 2015 Outlook

•         Revenue between $635-$665 million

•         Diluted earnings per share between $0.38-$0.42 (excluding restructuring charges)

Second Quarter 2015 Results Conference Call Details

A conference call hosted by Benchmark management will be held today at 10:00 am (Central Time) to discuss the financial results of the Company and its future outlook. This call will be broadcast via the internet and may be accessed by logging on to the Company’s website at www.bench.com.

About Benchmark Electronics, Inc.

Benchmark provides integrated manufacturing, design and engineering services to original equipment manufacturers of industrial control equipment (including equipment for the aerospace and defense industries), telecommunication equipment, computers and related products for business enterprises, medical devices, and test and instrumentation products. Benchmark’s global operations include facilities in seven countries, and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

979-849-6550 (ext. 1361) or lisa.weeks@bench.com

Non-GAAP Financial Measures

This press release includes financial measures for earnings and earnings per share that exclude certain items and therefore do not follow U.S. generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release. Management discloses non-GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends. Management uses non-GAAP measures of net income and earnings per share that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance. Our non-GAAP information is not necessarily comparable to non-GAAP information used by other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements

This press release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” “goals” and similar terms, and the negatives thereof, often identify forward-looking statements, which are not limited to historical facts. Our forward-looking statements include, among other things, those relating to future revenues from new program bookings, share repurchases, capital investment, strategic growth initiatives, cash management, operating margins, revenues, earnings per share, and other statements, express or implied, concerning: future operating results or the ability to generate sales, income or cash flow; and Benchmark’s business and growth strategies, including expected internal growth and performance goals. Although Benchmark believes these statements are based upon reasonable assumptions, they involve risks and uncertainties relating to our operations, markets and business environment generally. If one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date of this release, and the Company assumes no obligation to update them. Readers are advised to consult further disclosures on related subjects, particularly in Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, in its other filings with the Securities and Exchange Commission and in its press releases.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended			Six Months Ended
	Jun 30,	Mar 31,	Jun 30,	June 30,
	2015	2015	2014	2015	2014

Income from operations (GAAP)	$26,208	$18,708	$27,144	$44,916	$49,576
Restructuring charges and integration costs	1,588	4,869	1,907	6,457	4,016
Thailand flood-related items, net of insurance	-	-	-	-	(1,571)
Non-GAAP income from operations	$27,796	$23,577	$29,051	$51,373	$52,021

Net income (GAAP)	$21,210	$14,205	$22,150	$35,415	$41,275
Restructuring charges and integration costs,
net of tax	772	3,595	1,243	4,368	2,626
Thailand flood-related items, net of insurance
and tax	-	-	-	-	(1,263)
Non-GAAP net income	$21,982	$17,800	$23,393	$39,783	$42,638

Earnings per share: (GAAP)
Basic	$0.41	$0.27	$0.41	$0.68	$0.77
Diluted	$0.40	$0.27	$0.41	$0.67	$0.76

Earnings per share: (Non-GAAP)
Basic	$0.42	$0.34	$0.43	$0.76	$0.79
Diluted	$0.42	$0.34	$0.43	$0.75	$0.78

Weighted-average number of shares used in
calculating earnings per share:
Basic	52,180	52,463	53,826	52,321	53,738
Diluted	52,671	53,045	54,405	52,884	54,394

Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Sales	$664,038	$716,868	$1,284,963	$1,356,212
Cost of sales	608,322	659,117	1,177,468	1,247,338
Gross profit	55,716	57,751	107,495	108,874
Selling, general and administrative expenses	27,920	28,700	56,122	56,853
Restructuring charges and integration costs	1,588	1,907	6,457	4,016
Thailand flood-related items, net of insurance	-	-	-	(1,571)
Income from operations	26,208	27,144	44,916	49,576
Interest expense	(497)	(473)	(932)	(949)
Interest income	293	668	725	1,183
Other income (expense), net	596	99	(461)	125
Income before income taxes	26,600	27,438	44,248	49,935
Income tax expense	5,390	5,288	8,833	8,660
Net income	$21,210	$22,150	$35,415	$41,275

Earnings per share:
Basic	$0.41	$0.41	$0.68	$0.77
Diluted	$0.40	$0.41	$0.67	$0.76

Weighted-average number of shares used in calculating
earnings per share:
Basic	52,180	53,826	52,321	53,738
Diluted	52,671	54,405	52,884	54,394

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(in thousands)
	June 30,	December 31,
	2015	2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$409,315	$427,376
Accounts receivable, net	500,713	520,389
Inventories	444,652	401,261
Other current assets	44,876	39,527
Total current assets	1,399,556	1,388,553
Long-term investments	924	1,008
Property, plant and equipment, net	185,535	190,180
Goodwill and other, net	96,486	99,148
Total assets	$1,682,501	$1,678,889

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of capital lease obligations	$724	$676
Accounts payable	286,379	289,786
Accrued liabilities	73,009	68,636
Total current liabilities	360,112	359,098
Capital lease obligations, less current installments	8,470	8,845
Other long-term liabilities	19,593	19,906
Shareholders’ equity	1,294,326	1,291,040
Total liabilities and shareholders’ equity	$1,682,501	$1,678,889